EXHIBIT 24.1

POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2022
KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Benjamin Gliklich and John E. Capps, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Element Solutions Inc for the fiscal year ended December 31, 2022, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 22nd day of February, 2023.

Signature	Title

/s/ Sir Martin E. Franklin	Executive Chairman of the Board
Sir Martin E. Franklin

/s/ Benjamin Gliklich	Director, President and Chief Executive Officer
Benjamin Gliklich

/s/ Ian G.H. Ashken	Director
Ian G.H. Ashken

/s/ Elyse Napoli Filon	Director
Elyse Napoli Filon

/s/ Christopher T. Fraser	Director
Christopher T. Fraser

/s/ Michael F. Goss	Director
Michael F. Goss

/s/ Nichelle Maynard-Elliott	Director
Nichelle Maynard-Elliott

/s/ E. Stanley O’Neal	Director
E. Stanley O’Neal